UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROVIDE COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1450019

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
5005 Wateridge Vista Drive San Diego, California	92121

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-109009

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Provide Commerce, Inc. (the “Registrant”) incorporates by reference the description of its securities to be registered hereunder contained in the section entitled “Description of Capital Stock” contained in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-109009), as originally filed with the Securities and Exchange Commission on September 22, 2003 and as amended on each of October 28, 2003, November 19, 2003, November 26, 2003 and December 11, 2003, and any subsequent amendments thereto, including the prospectus to the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which shall be deemed to be incorporated by reference into the Registrant’s Registration Statement on Form S-1 (the “S-1 Registration Statement”).

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

2.1(1)	Form of Amended and Restated Certificate of Incorporation (to be filed in connection with closing of the offering).
2.2(2)	Form of Restated Bylaws (to be adopted upon the closing of the offering).
2.3(3)	Form of Stock Certificate.
2.4(4)	Investors’ Rights Agreement, dated December 29, 1999, by and among the registrant and the parties named therein.
2.5(5)	Amended and Restated Stockholders Agreement, dated December 29, 1999, by and among the registrant and parties named therein.
2.6(6)	Amendment Number One to the Investors’ Rights Agreement, dated March 31, 2000, by and among the registrant and the other parties named therein.
2.7(7)	Amendment No. 1 to the Investors’ Rights Agreement, dated May 18, 2000, by and among the registrant and the parties named therein.
2.8(8)	Amendment Number One to the Amended and Restated Stockholders Agreement, dated March 31, 2000, by and among the registrant and the other parties named therein.
2.9(9)	Amendment Number Two to the Amended and Restated Stockholders Agreement, dated August 11, 2000, by and among the registrant and the other parties named therein.
2.10(10)	Amendment Number Three to the Amended and Restated Stockholders Agreement, dated June 25, 2001, by and among the registrant and the other parties named therein.

(1)	Incorporated by reference to Exhibit 3.4 to the S-1 Registration Statement.
(2)	Incorporated by reference to Exhibit 3.6 to the S-1 Registration Statement.
(3)	Incorporated by reference to Exhibit 4.2 to the S-1 Registration Statement.
(4)	Incorporated by reference to Exhibit 10.3 to the S-1 Registration Statement.
(5)	Incorporated by reference to Exhibit 10.4 to the S-1 Registration Statement.
(6)	Incorporated by reference to Exhibit 10.5 to the S-1 Registration Statement.
(7)	Incorporated by reference to Exhibit 10.6 to the S-1 Registration Statement.
(8)	Incorporated by reference to Exhibit 10.7 to the S-1 Registration Statement.
(9)	Incorporated by reference to Exhibit 10.8 to the S-1 Registration Statement.
(10)	Incorporated by reference to Exhibit 10.9 to the S-1 Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 12, 2003	PROVIDE COMMERCE, INC.

	By:	/s/ WILLIAM STRAUSS
William Strauss Chief Executive Officer

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